UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100
Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-427-1704

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Datacenter Leases

On May 28, 2025, APLD ELN-02 LLC and APLD ELN-03 LLC, subsidiaries of Applied Digital Corporation, a Nevada corporation (the “Company”), each entered into a datacenter lease (together, the “Datacenter Leases”) with CoreWeave, Inc. (“CoreWeave”) to deliver up to an aggregate of 250 MW of infrastructure to host CoreWeave’s HPC operations at the Company’s 400 MW Ellendale, North Dakota datacenter campus (the “Ellendale Campus”). The first lease is for the full capacity of Building 2, the Company’s 100MW data center that is currently under construction (“Building 2”) and the second lease is for the full capacity of Building 3, a 150MW data center that is also under construction (“Building 3”).

Each Datacenter Lease has an initial approximately fifteen (15)-year term followed by three (3) five (5)-year options to extend the term. The total contract value, for the initial approximately fifteen (15)-year term, (i) for the Building 2 Datacenter Lease is expected to be approximately $3 billion, and (ii) for the Building 3 Datacenter Lease is expected to be approximately $4 billion. The Company has guaranteed the obligations of APLD ELN-02 LLC and APLD ELN-03 LLC under the respective Datacenter Lease to which such subsidiary is a party.

Pursuant to the terms of the Datacenter Leases, the Company is bound to provide CoreWeave customary service levels and may be penalized with customary service level credits in the event of service level defaults, in addition to other customary tenant remedies.

In addition, CoreWeave has the right to terminate any affected Datacenter Lease, if, subject to certain limited exclusions and procedural terms and conditions, the Company fails to satisfy certain installation and delivery requirements under the applicable Datacenter Lease by a specified date. Upon such termination, CoreWeave’s obligations as to such terminated Datacenter Lease shall cease, with no termination fee or any other further payments due to the Company as to such terminated Datacenter Lease. The Company agreed to the following ready for service delivery dates:

●	With respect to the Building 2 Datacenter Lease, the Company is obligated to commence providing services at specified dates during the second half of calendar 2025; and
●	With respect to the Building 3 Datacenter Lease, the Company is obligated to commence providing services at specified dates during the first half of calendar 2026.

CoreWeave may terminate the Datacenter Leases at any time by providing notice and a specified termination fee in accordance with the terms of the Datacenter Leases.

The foregoing description of the Datacenter Leases do not purport to be complete and are qualified in their entirety by reference to the full text of the Building 2 Datacenter Lease and the Building 3 Datacenter Lease, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Warrants

On May 28, 2025, in connection with the entry into the Datacenter Leases, the Company issued to CoreWeave a warrant (the “Initial Warrant”) to acquire up to 13,062,521 shares (the “Initial Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $7.19 per share (the “Exercise Price”), subject to adjustment in accordance with the terms and conditions set forth in the Initial Warrant. In addition, the Company agreed to file a resale registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of the Initial Warrant Shares pursuant to a Registration Rights Agreement, dated May 28, 2025, between the Company and CoreWeave (the “Registration Rights Agreement”). The Initial Warrant and the Registration Rights Agreement were executed pursuant to a Letter Agreement, dated May 28, 2025, between the Company and CoreWeave (the “Letter Agreement”).

Pursuant to the Letter Agreement, if CoreWeave, or any affiliate of CoreWeave, enters into (i) an additional datacenter lease, master services agreement, license agreement or other agreement (each, an “Additional Datacenter Lease”) or (ii) an expansion, amendment, or definitive agreement in respect of any current Datacenter Lease or Additional Datacenter Lease, including the lease, if any, entered into pursuant to the Option (each, an “Expansion Agreement”), in either case, pursuant to which CoreWeave increases its total contracted-for capacity of critical IT load/compute power across any data centers owned or controlled by the Company or any controlled affiliate of the Company or certain Company joint ventures, the Company has agreed to issue additional warrants to acquire shares of Common Stock (the “Additional Warrant Shares” and together with the Initial Warrant Shares, the “Warrant Shares”), on the same terms as the Initial Warrant except that the exercise price and number of Additional Warrant Shares will be calculated concurrent with the issuance of such Additional Warrant (each an “Additional Warrant” and together with the Initial Warrant, the “Warrants”). The obligation to issue Additional Warrants will terminate upon a change of control of either the Company or CoreWeave. The Warrants are subject to certain limitations in order to comply with Nasdaq Listing Rules. The Company has agreed to register the resale of the Additional Warrant Shares pursuant to the Registration Rights Agreement.

The foregoing description of the Warrants, the Letter Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Form of Warrant, filed as Exhibit 4.1, the Registration Rights Agreement filed as Exhibit 10.3, and the Letter Agreement filed as Exhibit 10.4, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Warrants and the underlying Warrant Shares is incorporated by reference herein in its entirety.

The Warrants have not been, and the Warrant Shares when issued will not be, registered under the Securities Act or under any state securities law and were offered and issued, as applicable, in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On June 2, 2025, the Company posted to the Company’s website at www.applieddigital.com an updated investor presentation to be used from time to time in meetings with investors and analysts. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 2, 2025, the Company issued a press release (the “Press Release”) announcing execution of the Datacenter Leases and issuance of the Initial Warrant. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is targeting a potential “at the market” offering of up to $200 million (the “Offering”) of common stock. The Offering, if consummated, is expected to be registered via a registration statement on Form S-3/ASR to be filed with the SEC. The purpose of the Offering is to allow the Company to fund its growth capital expenditures, general corporate purposes and working capital needs. The Offering, if commenced, is expected to begin during the week of June 2, 2025. However, the decision whether to proceed with and consummate the Offering is in the Company’s sole discretion and is subject to market and other conditions. The Company may choose not to proceed with or consummate the Offering at all.

Additionally, as previously disclosed, pursuant to the Preferred Equity Purchase Agreement entered into by and between the Company and the investors signatory thereto, the Company is obligated to file a resale registration statement (the “Resale Registration Statement”) covering the resale of shares of common stock issuable upon conversion of the Company’s Series G Preferred Stock, stated value $1,000 per share, as soon as practicable on or after June 2, 2025, but in no event later than June 9, 2025. The Company intends to file the Resale Registration Statement after market today, which will also include up to 3,000,000 shares of common stock issuable upon the exercise of certain warrants issued to AI Bridge Funding, LLC on April 26, 2024.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act. This Current Report on Form 8-K is being issued in accordance with Rule 135 under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding the Datacenter Leases and Ellendale Campus development, (ii) statements about the high performance compute industry, (iii) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale Campus; changes to artificial intelligence and high performance compute infrastructure needs and their impact on future plans; costs related to high performing compute operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the Datacenter Leases; our ability to raise additional capital to fund the ongoing data center construction and operations; our ability to obtain financing of the Datacenter Leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the Datacenter Leases; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1*†	Building 2 Datacenter Lease, dated May 28, 2025, by and between APLD ELN-02 LLC and CoreWeave, Inc.
10.2*†	Building 3 Datacenter Lease, dated May 28, 2025, by and between APLD ELN-03 LLC and CoreWeave, Inc.
10.3†	Registration Rights Agreement, dated May 28, 2025, by and between Applied Digital Corporation and CoreWeave, Inc.
10.4†	Letter Agreement, dated May 28, 2025, by and between Applied Digital Corporation and CoreWeave, Inc.
99.1	Investor Presentation.
99.2	Press Release, dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
†	The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date:	June 2, 2025	By:	/s/ Saidal L. Mohmand
		Name:	Saidal L. Mohmand
		Title:	Chief Financial Officer